Exhibit 99.1

Coleman Cable, Inc. Announces Significant Increase in Earnings for

Second Quarter of 2012, Including Adjusted EPS Growth of 24 Percent

Record Quarterly Earnings since First Becoming a Public Company in 2007

WAUKEGAN, Ill., August 6, 2012 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced second-quarter 2012 financial results.

Second-Quarter 2012 Highlights

•	Sales increased to $231.2 million, up 5.2 percent compared to the second quarter of last year;

•	EPS of $0.44 per diluted share, up 76.0 percent versus $0.25 for the second quarter of last year, and up from $0.21 for the first quarter of 2012;

•	Adjusted EPS of $0.46 per diluted share, up 24.3 percent from $0.37 for the second quarter of 2011, and up from $0.24 for the first quarter of 2012;

•	Declared a quarterly cash dividend of $0.02 per common share, payable on August 31, 2012, to stockholders of record as of the close of business on August 15, 2012.

Outlook

•	For the third quarter of 2012, the Company estimates sales between $235.0 million and $245.0 million and Adjusted EPS between $0.33 and $0.51.

Second-Quarter 2012 Results

Net sales increased 5.2 percent for the second quarter of 2012 to $231.2 million versus $219.9 million for the second quarter of 2011 driven in part by a 5.9 percent increase in sales volume (measured in total pounds shipped, on a comparable basis) which together with sales from recently-acquired businesses offset the impact of lower copper prices on selling prices. Second-quarter 2012 Adjusted EPS and Adjusted EBITDA were $0.46 per diluted share and $24.1 million, respectively, compared to $0.37 per diluted share and $21.4 million, respectively, for the same quarter of 2011.

President and CEO Gary Yetman stated, “We executed well during the second quarter of 2012, generating earnings that exceeded our outlook for the quarter and which represented strong growth over both the second quarter of last year and the first quarter of 2012. This significant improvement reflects a number of favorable factors, including continued volume growth across a number of our businesses, particularly with respect to our new industrial product offerings, improved marketplace pricing and contributions from our recently-acquired businesses.”

Mr. Yetman added, “Overall demand for the quarter improved both sequentially and versus last year, but we continue to experience somewhat uneven demand patterns, with our overall volume levels for the month of June 2012 declining 2.9 percent from June 2011 levels. This June decline followed very strong year-over-year increases in both April and May, and was itself followed by a year-over-year increase in July of 2012. These recent results underscore the difficulty in assessing the nature of short-term sales fluctuations and whether they represent a fundamental shift in industry demand levels. Historically, our second half volume levels have been somewhat higher than volume levels recorded in the first half of the year as we benefit from incremental demand from seasonal products, and we believe the benefits of such incremental seasonal demand will help offset any protracted decline in industrial demand.”

Mr. Yetman concluded, “Keeping the aforementioned factors in mind, along with the potential for further copper price volatility and general economic uncertainties, our outlook for the third quarter reflects our belief that our business will continue to perform well in the midst of such challenges and will also benefit from incremental seasonal demand. Furthermore, the top end of our guidance range represents significant incremental improvement on a year-over-year basis given relative stability in both copper prices and demand levels throughout the quarter.”

On a GAAP basis, the Company recorded earnings of $0.44 per diluted share for the second quarter of 2012 compared to $0.25 per diluted share last year. Results for the 2012 and 2011 periods included restructuring charges, share-based compensation expense and acquisition-related costs. Additionally, results for the second-quarter of 2011 included $0.8 million ($0.8 million after tax, or $0.04 per diluted share) for a gain on available for sale securities related to the acquisition of TRC. All of these items are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the discussion of Non-GAAP results below and the attached schedules for a full reconciliation of GAAP results to non-GAAP results.

Quarterly Cash Dividend

On August 2, 2012, Coleman’s board of directors declared a quarterly cash dividend of $0.02 per common share, payable on August 31, 2012, to stockholders of record as of the close of business on August 15, 2012. Future declarations of quarterly dividends are subject to approval of the board of directors and may be adjusted as business needs or market conditions change.

Webcast

Coleman Cable has scheduled its conference call for Tuesday, August 7, 2012, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

Non-GAAP Results

In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures in assessing our operating performance. These non-GAAP measures used by management include: (1) EBITDA, which we define as net income before net interest, income taxes, depreciation and amortization expense (“EBITDA”), (2) Adjusted EBITDA, which is our measure of EBITDA adjusted to exclude the impact of certain specifically identified items (“Adjusted EBITDA”), and (3) Adjusted earnings per share, which we calculate as diluted earnings per share adjusted to exclude the estimated per share impact of the same specifically identified items used to calculate Adjusted EBITDA (“Adjusted EPS”). For the periods presented in this report, the specifically identified items include restructuring charges, share-based compensation expense, gains on available for sale securities, and acquisition-related costs.

We believe both EBITDA and Adjusted EBITDA serve as appropriate measures to be used in evaluating the performance of our business. We use these measures in the preparation of our annual operating budgets and in determining levels of operating and capital investments. We believe both EBITDA and Adjusted EBITDA allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. The usefulness of both EBITDA and Adjusted EBITDA as performance measures is limited by the fact that they both exclude the impact of interest expense, depreciation and amortization expense, and taxes. Due to these limitations, we do not, and you should not, use either EBITDA or Adjusted EBITDA as the only measures of our performance. We also use, and recommend that you consider, net income in accordance with GAAP as a measure of our performance. Finally, other companies may define EBITDA and Adjusted EBITDA differently and, as a result, our measure of EBITDA and Adjusted EBITDA may not be directly comparable to EBITDA and Adjusted EBITDA measures of other companies.

Similarly, we believe our use of Adjusted EPS provides an appropriate measure to use in assessing our performance across periods given that this measure provides an adjustment for certain significant items, the magnitude of which may vary significantly from period to period. However, we do not, and do not recommend that you solely use Adjusted EPS to assess our financial and earnings performance. We also use, and recommend that you use, diluted earnings per share in addition to Adjusted EPS in assessing our earnings performance. Finally, other companies may define Adjusted EPS differently and, as a result, our measure of Adjusted EPS may not be directly comparable to Adjusted EPS measures of other companies.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout North America. For more information, visit www.colemancable.com

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements include those made under “Outlook” and may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results, earnings guidance or financial performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	our dependence on indebtedness and our ability to satisfy our debt obligations;

•	failure to identify, finance or integrate acquisitions;

•	product liability claims and litigation resulting from the design or manufacture of our products;

•	advancements in wireless technology;

•	impairment charges related to our goodwill and long-lived assets;

•	restructuring charges;

•	changes in the cost of labor or raw materials, including copper, PVC and fuel;

•	disruption in the importation of raw materials and products from foreign-based suppliers;

•	our ability to maintain substantial levels of inventory;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	changes in tax legislation relating to our Honduras subsidiary; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(Thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
NET SALES	$231,232	$219,850	$451,723	$425,651
COST OF GOODS SOLD	195,249	187,609	385,070	363,384

GROSS PROFIT	35,983	32,241	66,653	62,267
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	15,744	17,642	31,474	31,494
INTANGIBLE ASSET AMORTIZATION	1,742	1,749	3,566	3,332
RESTRUCTURING CHARGES	23	195	356	195

OPERATING INCOME	18,474	12,655	31,257	27,246
INTEREST EXPENSE	7,023	7,126	14,045	14,098
GAIN ON AVAILABLE FOR SALE SECURITIES	—	(753)	—	(753)
OTHER (INCOME) LOSS, NET	(71)	45	3	(86)

INCOME BEFORE INCOME TAXES	11,522	6,237	17,209	13,987
INCOME TAX EXPENSE	3,893	1,861	5,853	4,384

NET INCOME	$7,629	$4,376	$11,356	$9,603

EARNINGS PER COMMON SHARE DATA
NET INCOME PER SHARE:
Basic	$0.44	$0.25	$0.66	$0.55
Diluted	0.44	0.25	0.65	0.55
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,086	17,131	17,072	17,105
Diluted	17,309	17,374	17,308	17,311

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$—	$0.02	$—

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,468	$9,746
Accounts receivable, net of allowances of $3,157 and $2,811, respectively	127,489	120,567
Inventories	122,597	108,689
Deferred income taxes	3,378	3,355
Assets held for sale	546	546
Prepaid expenses and other current assets	9,213	10,288

Total current assets	268,691	253,191

PROPERTY, PLANT AND EQUIPMENT, NET	77,051	58,957
GOODWILL	66,406	56,724
INTANGIBLE ASSETS, NET	41,793	28,340
DEFERRED INCOME TAXES	256	376
OTHER ASSETS	7,367	8,148

TOTAL ASSETS	$461,564	$405,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$167	$166
Accounts payable	21,514	29,081
Accrued liabilities	32,171	35,762

Total current liabilities	53,852	65,009

LONG-TERM DEBT	357,381	302,935
OTHER LONG-TERM LIABILITIES	2,746	3,194
DEFERRED INCOME TAXES	7,579	6,503
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.001; 75,000 authorized; 17,086 and 16,939 issued and outstanding on June 30, 2012 and December 31, 2011, respectively	17	17
Treasury stock, at cost: 352 and 320 shares, respectively	(3,086)	(2,789)
Additional paid-in capital	94,123	92,871
Accumulated deficit	(50,815)	(61,819)
Accumulated other comprehensive loss	(233)	(185)

Total shareholders’ equity	40,006	28,095

TOTAL LIABILITIES AND EQUITY	$461,564	$405,736

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
Diluted earnings per share, as determined in accordance with GAAP, to Adjusted EPS	2012	2011	2012	2011
	(unaudited)
Earnings per share	$0.44	$0.25	$0.65	$0.55
Restructuring charges	0.00	0.01	0.01	0.01
Gain on available for sale securities	—	(0.04)	—	(0.04)
Share-based compensation expense	0.00	0.08	0.03	0.12
Acquisition-related costs	0.02	0.07	0.02	0.10

Adjusted diluted earnings per share	$0.46	$0.37	$0.71	$0.74

	Three Months Ended June 30,		Six Months Ended June 30,
Net income, as determined in accordance with GAAP, to EBITDA and Adjusted EBITDA	2012	2011	2012	2011
	(unaudited)
	(Thousands)		(Thousands)
Net income	$7,629	$4,376	$11,356	$9,603
Interest expense	7,023	7,126	14,045	14,098
Income tax expense	3,893	1,861	5,853	4,384
Depreciation and amortization expense (a)	5,083	4,615	10,414	8,921

EBITDA	$23,628	$17,978	$41,668	$37,006

Restructuring charges	23	195	356	195
Gain on available for sale securities	—	(753)	—	(753)
Share-based compensation expense	114	2,342	712	3,519
Acquisition-related costs	364	1,677	366	2,578

ADJUSTED EBITDA	$24,129	$21,439	$43,102	$42,545

a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

For additional information regarding our non-GAAP financial measures, see “Non-GAAP Results.”

Reconciliation of Third Quarter 2012 Earnings Guidance to GAAP

For the third quarter of 2012, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.33 to $0.51 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.25 to $0.46 per share.

*	Rounding differences may occur for various calculated amounts.